Subsidiary Activities

We conduct business primarily through our wholly-owned bank subsidiary, Flagstar Bank, N.A. The Bank has formed, or acquired through merger transactions, 32 active subsidiaries. Of these, 24 are direct subsidiaries of the Bank and 8 are subsidiaries of Bank-owned entities.

The 24 direct subsidiaries of the Bank are:

Name	Jurisdiction of Organization	Purpose
100 Duffy Realty, LLC	New York	Owns a building containing back-offices and a branch.
Beta Investments, Inc.	Delaware	Holding company for Omega Commercial Mortgage Corp. and Long Island Commercial Capital Corp.
BSR 1400 Corp.	New York	Organized to own interests in real estate.
Ferry Development Holding Company	Delaware	Formed to hold and manage various securities and investments.
Flagstar Specialty Finance Company, LLC	Delaware	Originates asset-based, equipment financing, and dealer-floor plan loans.
NYB Realty Holding Company, LLC	New York	Holding company for subsidiaries owning an interest in other real estate.
NYCB Insurance Agency, Inc.	New York	Licensed insurance agency formed to sell non-deposit investment products.
Pacific Urban Renewal, Inc.	New Jersey	Owns a branch building.
Synergy Capital Investments, Inc.	New Jersey	Formed to hold and manage investment portfolios.
NYCB Mortgage Company, LLC	Delaware	Holding company for Walnut Realty Holding Company, LLC.
Woodhaven Investments, LLC	Delaware	Holding company for 1400 Corp.
Flagstar REO, LLC	Delaware	Formed to hold real estate from foreclosed loans
Flagstar Mortgage Securities, LLC	Delaware	Formed to hold mortgage loans sold into private securitizations
Flagstar Real Estate Holdings, Inc.	Michigan	Holding company for Long Lake REIT
Propshop Mortgage, LLC	Delaware	Joint venture mortgage company developing specialized mortgage technology
Flagstar Investment, LLC	Michigan	Investment holding company holding a minority interest in a lending technology company
Flagstar Opportunities, LLC	Michigan	Investor Limited Partner of Flagstar Opportunities Fund Limited Partnership
Grass Lake Insurance Agency, Inc.	Michigan	Licensed insurance agency
FSB-Optimum Investment Fund I LLC	Michigan	Formed to invest in businesses with New Markets Tax Credits
Flagstar-Petros Fund I, LLC	Michigan	Invests in real estate eligible for Historic Tax Credits
Flagstar Financing & Leasing, LLC	New York	Originates equipment finance & leasing, transport financing and taxi medallion financing
Flagstar Advisors, Inc.	New York	Licensed broker dealer and investment advisor offering investment, brokerage, asset and insurance products and services

SB Insurance Agency, Inc New York Offers insurance products and services Flagstar Public Funding Corp. New York Originates municipal finance and tax-exempt lending and leasing to government and municipal entities The 8 subsidiaries of Bank-owned entities are: Name Jurisdiction of Organization Purpose 1400 Corp. New York Organized to own interests in other real estate properties Flagstar Opportunities Fund Limited Partnership Delaware Formed to invest in housing tax credit projects, historical tax credit projects and related activities Long Island Commercial Capital Corporation New York A REIT organized for the purpose of investing in mortgage-related assets. Prospect Realty Holding Company, LLC New York Owns a back-office building. Rational Real Estate II, LLC New York Formerly Owned a back-office building. Walnut Realty Holding Company, LLC Delaware Owns two back-office buildings. Long Lake REIT Maryland Formed to own excess servicing rights assets Long Lake MSR, Inc. Maryland Licensed to own MSRs NYB Realty Holding Company, LLC owns interests in 10 additional active entities organized as indirect wholly- owned subsidiaries to own interests in various other real estate properties. The four direct subsidiaries of the Parent Company are: Name Jurisdiction of Organization Purpose Flagstar Bank, N.A. New York National Association (Federal Bank) New York Community Newco, Inc. Delaware Established in connection with the acquisition of Atlantic Bank of New York Douglas Insurance Agency, Inc. Michigan Insurance Agency (collects auto premiums) Flagstar Reinsurance Company Vermont Vermont captive insurance company The Parent Company also owns special business trusts that were formed for the purpose of issuing capital and common securities and investing the proceeds thereof in the junior subordinated debentures issued by the Company. See Note 12, “Borrowed Funds,” in the Notes to the Consolidated Financial Statements for a further discussion of the Company’s special business trusts.